===============================================================================
                                               --------------------------------
                                               \        OMB APPROVAL          \
                                               \------------------------------\
                                               \  OMB Number:      3235-0059  \
                                               \  Expires:  January 31, 2002  \
                                               \  Estimated average burden    \
                                               \  hours per response....13.12 \
                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         AMBAC FINANCIAL GROUP INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                               AMBAC FINANCIAL GROUP, INC.



[LOGO OF AMBAC]                NOTICE OF
                               2000 ANNUAL MEETING
                               OF STOCKHOLDERS
                               AND
                               PROXY STATEMENT

                               MEETING DATE:

                               WEDNESDAY, MAY 10, 2000
                               AT 11:30 A.M. (LOCAL TIME)


                               MEETING PLACE:

                               AMBAC FINANCIAL GROUP, INC.
                               ONE STATE STREET PLAZA
                               NEW YORK, NEW YORK 10004

                                                          AMBAC FINANCIAL
                                                          GROUP, INC.
                                                          One State Street
                                                          Plaza
                                                          New York, NY 10004
                                                          212.668.0340

                                                          PHILLIP B. LASSITER
                                                          Chairman, President
                                                          and Chief Executive
                                                          Officer

                         March 31, 2000

[LOGO OF AMBAC]
                         Dear Stockholders:

                         It is my pleasure to invite you to Ambac's 2000 Annual Meeting of Stockholders.

                         We will hold the meeting on Wednesday, May 10, 2000, at 11:30 a.m. at our executive offices in New York City. In addition to the formal items of business, I will review the major developments of 1999 and answer your questions.

                         This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Ambac.

                         Your vote is important. Whether you plan to attend the meeting or not, please complete, sign and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

                         We look forward to seeing you at the meeting.

                         Sincerely,

                         /s/ Phillip B. Lassiter

                                                          AMBAC FINANCIAL
                                                          GROUP, INC.
                                                          One State Street
                                                          Plaza
                                                          New York, NY 10004
                                                          212.668.0340

                         NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                         March 31, 2000

[LOGO OF AMBAC]
                         Dear Stockholders:


                         We will hold the 2000 Annual Meeting of Stockholders on Wednesday, May 10, 2000 at 11:30 a.m. (local time) at our executive offices at One State Street Plaza in New York City. At our Annual Meeting, we will ask you to:

                             .  Elect seven directors;

                             . Amend our 1997 Executive Incentive Plan to (i) increase the maximum incentive amount that may be awarded to any participant under the Plan,
                                (ii) redefine the "Covered Employees"
                                performance goals set forth in the Plan, and
                                (iii) extend the term of the Plan to January
                                1, 2005;

                             .  Ratify the selection of KPMG LLP as
                                independent auditors for 2000; and

                             . Consider any other business that is properly presented at the Annual Meeting.

                         You may vote at the Annual Meeting if you were an Ambac stockholder at the close of business on March 20, 2000.

                         Along with the attached Proxy Statement, we are also sending you the Ambac 1999 Annual Report, which includes our financial statements.


                         Anne G. Gill
                         First Vice President, Corporate Secretary and Assistant General Counsel

                               TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING............................   1
  Why Did You Send Me this Proxy Statement?................................   1
  How Many Votes Do I Have?................................................   1
  How Do I Vote by Proxy?..................................................   1
  May I Vote by Telephone or Electronically?...............................   2
  May I Revoke My Proxy?...................................................   2
  How Do I Vote in Person?.................................................   2
  How Do Employees in the Ambac Stock Fund Vote?...........................   3
  What Vote Is Required to Approve Each Proposal?..........................   3
  What Is the Effect of Broker Non-Votes?..................................   3
  Is Voting Confidential?..................................................   4
  What Are the Costs of Soliciting these Proxies?..........................   4
  How Do I Obtain an Annual Report on Form 10-K?...........................   4
  Where Can I Find the Voting Results?.....................................   4
  Whom Should I Call If I Have Any Questions?..............................   4
INFORMATION ABOUT AMBAC COMMON STOCK OWNERSHIP.............................   5
  Which Stockholders own at least 5% of Ambac?.............................   5
  How Much Stock is Owned By Directors and Executive Officers?.............   6
  Did Ambac Insiders Comply with Section 16(a) Beneficial Ownership
   Reporting in 1999?......................................................   7
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS.........................   8
  The Board of Directors...................................................   8
  The Committees of the Board..............................................   8
  How We Compensate Directors..............................................   9
  The Executive Officers...................................................  11
  How We Compensate Executive Officers.....................................  13
  The Pension Plan.........................................................  16
  Employment Agreement with the Chief Executive Officer....................  18
  Management Retention Agreements with Executive Officers..................  20
  Definitions..............................................................  21
  Arrangement with Former Executive Officer................................  22
  Report on Executive Compensation for 1999 by the Compensation and
   Organization Committee..................................................  23
  Performance Graph........................................................  28
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD...........................  29
  Proposal 1: Elect Seven Directors........................................  29
  Proposal 2: Amend 1997 Executive Incentive Plan..........................  31
  Proposal 3: Ratify Selection of KPMG LLP as Independent Auditors for
   2000....................................................................  34
INFORMATION ABOUT STOCKHOLDER PROPOSALS....................................  35

              PROXY STATEMENT FOR THE AMBAC FINANCIAL GROUP, INC.
                      2000 ANNUAL MEETING OF STOCKHOLDERS

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

  We sent you this Proxy Statement and the enclosed proxy card because Ambac's Board of Directors is soliciting your proxy to vote at the 2000 Annual Meeting of Stockholders.

  This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply complete, sign and return the enclosed proxy card.

  We will begin mailing this Proxy Statement on March 31, 2000 to all stockholders entitled to vote. If you owned Ambac common stock at the close of business on March 20, 2000, you are entitled to vote. On that date, there were 69,788,825 shares of Ambac common stock outstanding. Ambac common stock is our only class of voting stock.

HOW MANY VOTES DO I HAVE?

  You have one vote for each share of Ambac common stock that you owned at the close of business on March 20, 2000. The proxy card indicates the number.

HOW DO I VOTE BY PROXY?

  If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board:

  .   "FOR" Proposal 1 (Elect Seven Directors);

  .   "FOR" Proposal 2 (Amend 1997 Executive Incentive Plan); and

  . "FOR" Proposal 3 (Ratify Selection of KPMG LLP as Independent Auditors for 2000).

  If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time we began printing this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

    Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.


MAY I VOTE BY TELEPHONE OR ELECTRONICALLY?

  Yes. Instead of submitting your vote by mail on the enclosed proxy card, you may be able to vote electronically via the Internet or by telephone. Please note that there are separate Internet and telephone arrangements depending on whether you are a registered stockholder (that is, if you hold your stock in your own name), or whether you hold your shares in "street name" (that is, if your stock is held in the name of your broker or bank).

  If you are a registered stockholder, you may vote by telephone, or electronically through the Internet, by following the instructions provided on your proxy card.

  If your shares are held in "street name", you may need to contact your bank or broker to determine whether you will be able to vote by telephone or electronically.

  The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

MAY I REVOKE MY PROXY?

  Yes. You may change your mind after you send in your proxy card by following any of these procedures. To revoke your proxy:

  .  Send in another signed proxy with a later date; or

  . Send a letter revoking your proxy to Ambac's Corporate Secretary at the address indicated on page 35 under "Information about Stockholder Proposals"; or

  .  Attend the Annual Meeting and vote in person.

HOW DO I VOTE IN PERSON?

  If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive.

  If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee. The account statement or letter must show that you were the direct or indirect (beneficial) owner of the shares on March 20, 2000.

HOW DO EMPLOYEES IN THE AMBAC STOCK FUND VOTE?

  If you are an employee who participates in our Savings Incentive Plan ("SIP"), you are receiving this material because of shares held for you in the Ambac Stock Fund in the SIP. In that case, the SIP Trustee will send you a voting instruction card instead of a proxy card. This voting instruction card will indicate the number of shares of Ambac common stock credited to your account in the Ambac Stock Fund as of March 20, 2000.

  . If you complete, sign and return the voting instruction card on time, the SIP Trustee will vote the shares as you have directed.

  . If you do not complete, sign and return the voting instruction card on time, the SIP Trustee will not vote the shares credited to your account.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?



PROPOSAL 1:               The seven nominees for director who receive the most
ELECT SEVEN               votes will be elected. If you do not vote for a
DIRECTORS                 nominee, or you indicate "withhold authority to
                          vote" for any nominee on your proxy card, your vote will not count either for or against the nominee.

PROPOSAL 2:               The affirmative vote of a majority of the votes
AMEND 1997                present and entitled to vote at the Annual Meeting
EXECUTIVE INCENTIVE       is required to amend the 1997 Executive Incentive
PLAN                      Plan. So, if you "abstain" from voting, it has the
                          same effect as if you voted "against" this proposal.

PROPOSAL 3:               The affirmative vote of a majority of the votes
RATIFY SELECTION          present and entitled to vote at the Annual Meeting
OF AUDITORS               is required to ratify the selection of independent
                          auditors. So, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

WHAT IS THE EFFECT OF BROKER NON-VOTES?

  Under the current rules of the New York Stock Exchange, if your broker holds your shares in its "street" name, the broker may vote your shares on all three proposals even if it does not receive instructions from you.

  However, if your broker does not vote on any of the three proposals, it will have no effect on the outcome of the proposal.

IS VOTING CONFIDENTIAL?

  We maintain a policy of keeping all the proxies, ballots and voting tabulations confidential. The Inspectors of Election will forward to management any written comments that you make on the proxy card.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

  Ambac will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Kissel-Blake Inc. is assisting us with the solicitation of proxies for a fee of $8,500 plus out-of-pocket expenses.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

  IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WE WILL SEND YOU ONE WITHOUT CHARGE. PLEASE WRITE TO:

                     INVESTOR RELATIONS
                     AMBAC FINANCIAL GROUP, INC.
                     ONE STATE STREET PLAZA
                     NEW YORK, NEW YORK 10004
                     ATTENTION: BRIAN MOORE, DIRECTOR OF INVESTOR RELATIONS

OR CONTACT MR. MOORE AT (212) 208-3333 OR AT BMOORE@AMBAC.COM.

WHERE CAN I FIND THE VOTING RESULTS?

  We will publish the voting results in our FORM 10-Q for the second quarter of 2000, which we file with the SEC in August 2000. You can also find the results on Ambac's website at WWW.AMBAC.COM.

WHOM SHOULD I CALL IF I HAVE ANY QUESTIONS?

  If you have any questions about the Annual Meeting or voting, please contact ANNE GILL, OUR CORPORATE SECRETARY, AT (212) 208-3355 OR AT AGILL@AMBAC.COM.

  If you have any questions about your ownership of Ambac common stock, please call BRIAN MOORE, OUR DIRECTOR OF INVESTOR RELATIONS, AT (212) 208-3333 OR AT BMOORE@ AMBAC.COM.

                 INFORMATION ABOUT AMBAC COMMON STOCK OWNERSHIP

WHICH STOCKHOLDERS OWN AT LEAST 5% OF AMBAC?

  The following table shows all persons we know to be direct or indirect owners of at least 5% of Ambac common stock as of December 31, 1999. Persons who are direct or indirect owners of Ambac common stock are sometimes referred to in this Proxy Statement as "BENEFICIAL OWNERS" or as persons who "BENEFICIALLY OWN" Ambac common stock. Our information is based on reports filed with the Securities and Exchange Commission by each of the firms listed in the table below. If you wish, you may obtain these reports from the SEC.


                                        NUMBER OF
  NAME AND ADDRESS OF BENEFICIAL       SHARES OWNED PERCENT OF
  OWNER                                BENEFICIALLY   CLASS
--------------------------------------------------------------

  FMR CORP.                             7,685,864     10.99%
    82 Devonshire Street
    Boston, Massachusetts 02109
  J.P. MORGAN & CO. INCORPORATED        7,283,094     10.42%
    60 Wall Street
    New York, New York 10260
  PIONEER INVESTMENT MANAGEMENT, INC.   4,010,300      5.74%
    60 State Street
    Boston, Massachusetts 02109
  SANFORD C. BERNSTEIN & CO., INC.      4,017,576      5.70%
    767 Fifth Avenue
    New York, New York 10153

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

  The following table shows the Ambac common stock owned directly or indirectly by Ambac's directors and executive officers as of March 15, 2000. Except for Mr. Lassiter, no director or executive officer beneficially owns 1% or more of the shares of Ambac common stock. All directors and executive officers as a group beneficially own 2.7% of the shares of Ambac common stock.


                                 SHARES                                     TOTAL
                              BENEFICIALLY                                HOLDINGS
                                  OWNED      PERCENT  UNVESTED         (INCLUDING RSUS
  NAME OF BENEFICIAL OWNER   (1)(2)(3)(4)(5) OF CLASS RSUS(6)  PSUS(7)    AND PSUS)
--------------------------------------------------------------------------------------
  OUTSIDE DIRECTORS
   Michael A. Callen               17,658      --       3,065   4,507        25,230
   Renso L. Caporali               11,594      --         --    3,041        14,635
   Jill M. Considine                  --       --         --      --            --
   Richard Dulude                  11,486      --       3,065   4,938        19,489
   W. Grant Gregory                25,368      --       3,065   6,114        34,547
   C. Roderick O'Neil              22,058      --       3,065   2,070        27,193
  EXECUTIVE OFFICERS
   Phillip B. Lassiter....        935,168      1.3%     7,182     --        942,350
   David L. Boyle.........         89,677      --       2,694     --         92,371
   Robert J. Genader......        443,032      --       4,668     --        447,700
   Frank J. Bivona........        280,352      --       2,298     --        282,650
   Joseph V. Salzano......        208,843      --         --      --        208,843
   All executive officers
    and directors as a
    group (12 persons)....      1,882,533      2.7%    32,011  20,670     1,935,216

--------------------------------------------------------------------------------
 (1) To our knowledge, except for Messrs. Lassiter and Genader, who share voting and investment power with their spouses, each of the directors and executive officers has sole voting and investment power over his shares.

 (2) The number of shares shown for Dr. Caporali includes 3,000 restricted shares, which were granted at the 1995 Annual Meeting under Ambac's 1991 Non-Employee Directors Stock Plan and will vest on May 17, 2000.

   The number of shares shown for Mr. Gregory includes 3,333 shares held in the Gregory 1997 Children's Trust, of which his daughter is a beneficiary. Mr. Gregory disclaims beneficial ownership of these shares.

   The number of shares shown for Mr. Lassiter includes 8,000 shares owned by his spouse. Mr. Lassiter disclaims beneficial ownership of these shares.

 (3) The number of shares shown for each director and executive officer includes shares that may be acquired upon exercise of stock options that were exercisable as of March 15, 2000, or that will become exercisable within 60 days after March 15. These shares are shown in the following table:

     OUTSIDE DIRECTORS        NUMBER OF SHARES EXECUTIVE OFFICERS       NUMBER OF SHARES
     -----------------        ---------------- ------------------       ----------------
     Mr. Callen..............      6,000       Mr. Lassiter............     265,352
     Dr. Caporali............      6,000       Mr. Boyle...............      86,667
     Mr. Dulude..............      6,000       Mr. Genader.............     328,764
     Mr. Gregory.............      6,000       Mr. Bivona..............     223,971
     Mr. O'Neil..............      6,000       Mr. Salzano.............     205,167

 (4) The number of shares shown for each executive officer also includes the number of shares of Ambac common stock owned indirectly as of March 15, 2000 by these executive officers in our Savings Incentive Plan ("SIP"). Our information on these shares is based on reports from the SIP Trustee.

 (5) The number of shares shown for Messrs. Lassiter, Genader, Bivona and Salzano include vested restricted stock units ("RSUS") that we awarded under our equity plans. These RSUs are shown in the following table:

       EXECUTIVE OFFICERS                                  NUMBER OF VESTED RSUS
       ------------------                                  ---------------------
       Mr. Lassiter.......................................        443,642
       Mr. Genader........................................         85,354
       Mr. Bivona.........................................         46,137
       Mr. Salzano........................................            732

 (6) This column shows the 3,000 RSUs that were granted to each of Messrs. Callen, Dulude, Gregory, and O'Neil at the 1998 Annual Meeting under the 1997 Non-Employee Directors Equity Plan and accrued dividends. These RSUs generally will vest on the date of the Annual Meeting held in the fifth calendar year following the date of grant. At that time, each of these directors will receive one share of Ambac common stock in settlement of each RSU. For more information on these RSUs, see below at page 9 under "How We Compensate Directors."

    This column also shows RSUs for Messrs. Lassiter, Boyle, Genader and Bivona that were awarded as part of each executive officer's 1999 bonus pursuant to the Ambac Deferred Compensation Sub-Plan of the 1997 Equity Plan (the "SUB-PLAN"). See page 26 for more detailed descriptions of these awards made pursuant to the Sub-Plan. The RSUs shown for Messrs. Lassiter, Boyle, Genader and Bivona will vest in four annual installments on each of the first four anniversaries of the date of grant, which was January 24, 2000.

 (7) Under Ambac's Deferred Compensation Plan, directors may defer their cash compensation. If a director has elected to defer cash compensation into Phantom Stock Units ("PSUS"), these PSUs are shown in this column. For more information on the Deferred Compensation Plan, see below at page 10.


DID AMBAC INSIDERS COMPLY WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING IN 1999?

  Section 16(a) of the Securities Exchange Act of 1934 requires that our insiders--our directors, executive officers, and greater-than-10% stockholders--file reports with the SEC and the New York Stock Exchange on their initial beneficial ownership of Ambac common stock and any subsequent changes. They must also provide us with copies of the reports.

  We reviewed copies of all reports furnished to us and obtained written representations that no other reports were required. Based on this, we believe that all of our insiders complied with their filing requirements for 1999.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

  The Board of Directors oversees the business of Ambac and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed by discussing matters with the Chairman, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants) by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

  Ambac's Board usually meets five times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met five times during 1999. The committees of the Board met eight times. All directors attended at least 75% of the Board meetings and meetings of the Committees of which they were members.

  Each of our directors also serves as a director of our principal operating subsidiary, Ambac Assurance Corporation, a leading triple-A rated financial guarantee insurance company.

THE COMMITTEES OF THE BOARD

  The Board has three standing committees: the Audit Committee, the Compensation and Organization Committee and the Nominating Committee. None of the directors who serve as members of these committees is, or has ever been, an employee of Ambac or our subsidiaries.

THE AUDIT                 The Audit Committee recommends the selection of the
COMMITTEE                 independent auditors to the Board, approves the
                          scope of the annual audit by the independent auditors and our internal auditors, reviews audit findings and accounting policies and oversees compliance with Ambac's Code of Business Conduct.
                          The Committee also meets privately, outside the presence of Ambac management, with both the independent auditors and the internal auditors.

                          The Committee met three times during 1999.

                          Messrs. Callen, Dulude, Gregory and O'Neil and Dr. Caporali currently serve as members of the Committee. Mr. O'Neil serves as Chairman of the Committee.


THE COMPENSATION          The Compensation and Organization Committee
AND ORGANIZATION          establishes and approves all elements of
COMMITTEE                 compensation for the executive officers. Each year,
                          as the SEC requires, the Committee reports to you on executive compensation. The Committee's Report on Executive Compensation for 1999 is printed below at pages 23 to 27.

                          The Committee administers Ambac's 1991 and 1997 equity plans and has sole authority for awards under the plans. The Committee evaluates existing and proposed employee benefit plans and may approve of plan changes. The Committee also administers the 1997 Executive Incentive Plan and Ambac's Deferred Compensation Plan for Outside Directors and Ambac's Senior Officer Deferred Compensation Sub-Plan of the 1997 Equity Plan.

                          The Committee met three times during 1999.

                          Messrs. Callen, Dulude, Gregory and O'Neil and Dr. Caporali currently serve as members of the Committee. Mr. Dulude serves as Chairman of the Committee.


                          The Nominating Committee is responsible for
THE NOMINATING            identifying and recommending qualified candidates to
COMMITTEE                 the Board for election as directors. In addition,
                          our By-laws provide a procedure for you to recommend candidates for director at an annual meeting. For more information, see below at page 35 under "Information About Stockholder Proposals."

                          The Committee met twice during 1999.

                          Messrs. Callen, Dulude, O'Neil and Gregory currently serve as members of the Committee. Mr. Gregory serves as Chairman of the Committee.

HOW WE COMPENSATE DIRECTORS

                          We compensate directors who are not employees of
ANNUAL                    Ambac or our subsidiaries with an annual cash fee of
CASH FEE                  $20,000 per year.


ANNUAL STOCK              We also grant each non-employee director 2,500 stock
OPTION AWARD              options on the date of each annual meeting. These
                          options have an exercise price equal to the average of the high and low trading price of our stock on the New York Stock Exchange on the date of grant.
                          The options generally will vest on the date of the first annual meeting following the date of the grant and expire on the date of the annual meeting held in the seventh calendar year following the date of the grant.



AWARD OF                  Ambac grants each non-employee director 2,000
RESTRICTED STOCK          restricted stock units ("RSUS") at the annual
UNITS EVERY               meeting at which the director is first elected to
FIVE YEARS                the Board.

                          . These RSUs generally will vest on the date of the annual meeting held in the fifth year following the date of grant and will be settled by the delivery of one share of Ambac common stock for each RSU.

                          . If the director remains on the Board after the first award of RSUs vests, Ambac will grant the director a second award of 2,000 RSUs, subject to similar vesting conditions and restrictions on transfer.

                          We also pay each non-employee director a meeting fee of:

MEETING FEES

                          . $1,000 for attendance at each meeting of stockholders and each Board meeting; and

                          .  $1,000 for attendance at each committee meeting.


FEE FOR CHAIRING          We pay an annual fee of $1,500 to each non-employee
A COMMITTEE               director who chairs a committee.


EXPENSES AND              Ambac reimburses all directors for travel and other
BENEFITS                  related expenses incurred in attending stockholder,
                          Board and committee meetings.

                          We provide non-employee directors with life and health insurance benefits. We also allow them to participate in our Matching Gift Program. Under this Program, Ambac will match gifts by directors to qualified organizations.


DIRECTORS WHO             We do not compensate our employees or employees of
ARE AMBAC                 our subsidiaries for service as a director. We do,
EMPLOYEES                 however, reimburse them for travel and other related
                          expenses.

THE DEFERRED              Under our Deferred Compensation Plan for Outside
COMPENSATION              Directors, non-employee directors may elect to defer
PLAN                      all or part of their director compensation that is
                          paid in cash.

                          . At the director's election, we credit deferrals to a bookkeeping account that we maintain on the director's behalf either as a cash credit (which we credit with interest quarterly), or as phantom stock units ("PSU") based on the market value of Ambac common stock (on which we pay quarterly dividend equivalents in additional PSUs) or as performance units measured by the performance of those mutual funds the director selects out of a limited group of funds.

                          . We do not fund the Deferred Compensation Plan. We settle accounts only in cash.

SERVICE ON THE            Although Ambac Assurance does not pay its non-
AMBAC ASSURANCE           employee directors an annual fee for serving on its
BOARD                     Board of Directors, it does pay them meeting fees
                          (in the same amounts as we do for the Ambac Board) and reimburses all directors for expenses.

THE EXECUTIVE OFFICERS

  These are the biographies of Ambac's current executive officers, except for Mr. Lassiter, the Chief Executive Officer, whose biography is included below at page 29 under "Proposal 1: Elect Seven Directors."

  The Board elects the executive officers for a term of one year (or until their successors are chosen and qualified) at its organizational meeting each year. The organizational meeting is the first Board meeting following the annual meeting of stockholders.

DAVID L. BOYLE            VICE CHAIRMAN--PORTFOLIO RISK MANAGEMENT GROUP.
Age 53                    In January 2000, Mr. Boyle was named Vice Chairman
                          of Ambac's new Portfolio Risk Management Group. The
                          Portfolio Risk Management Group encompasses surveillance of our specialized finance and public finance portfolios, market risk management, reinsurance, technology and internal audit. Mr.
                          Boyle previously served as Vice Chairman of the Municipal Financial Services Group from January 1998 to January 2000. Mr. Boyle joined Ambac and Ambac
                          Assurance in March 1997 as Senior Vice President of the Financial Management Services Division. He became an Executive Vice President in July 1997. Mr.
                          Boyle joined Ambac from Citibank, where, as a managing director, he held various management positions in corporate banking over a 22-year career.

                          VICE CHAIRMAN--FINANCIAL INSURANCE BUSINESS GROUP.
ROBERT J. GENADER         In January 2000, Mr. Genader was named Vice Chairman
Age 53                    of Ambac's Financial Insurance Business Group. The
                          Financial Insurance Business Group includes public finance, which provides financial guarantees for states, municipalities and other public entities.
                          This Group also provides financial guarantees for the domestic asset-backed, mortgage-backed and financial institution markets as well as financial guarantees to the healthcare, housing, student loan and utilities markets. This Group also includes our international financial guarantee business which provides financial guarantees for international and project financings, asset securitizations, structured finance transactions, credit derivatives and obligations of financial institutions, sovereigns and sovereign-owned enterprises. Mr.
                          Genader served as Vice Chairman of the Specialized
                          Finance Division from January 1998 to January 2000 when the Specialized Finance Division and the Public
                          Finance Division were combined to create the Financial Insurance Business Group. Mr. Genader is also a director of Ambac Assurance (since 1992). Mr.
                          Genader served as an Executive Vice President of Ambac (from 1991 to January 1998) and Ambac
                          Assurance (from 1986 to January 1998). He joined
                          Ambac Assurance from Citibank in 1986. Mr. Genader also served as Chairman of the Association of Financial Guaranty Insurors from January 1994 to
                          January 1996.

FRANK J. BIVONA           EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL
Age 44                    OFFICER--FINANCE AND INVESTMENT GROUP.
                          Mr. Bivona has been Executive Vice President and
                          Chief Financial Officer since January 1998. In
                          January 2000, Mr. Bivona was named Executive Vice
                          President, Chief Financial Officer and Head of the new Finance and Investment Group. In addition to his position as Ambac's Chief Financial Officer, Mr.
                          Bivona has executive responsibility for management of Ambac's investment portfolio, asset and liability management services, corporate marketing, investor and public relations and corporate administration.
                          Mr. Bivona served as Senior Vice President and Chief
                          Financial Officer of Ambac (from 1993 to January
                          1998) and Ambac Assurance (from 1987 to January
                          1998). Mr. Bivona also served as Treasurer of Ambac
                          (from 1993 to July 1998) and Ambac Assurance (from
                          1987 to July 1998). Mr. Bivona also serves as a trustee of Cadre Institutional Investors Trust. Mr.
                          Bivona joined Ambac Assurance from Citibank in 1986.

GREGG L. BIENSTOCK        MANAGING DIRECTOR, HUMAN RESOURCES AND EMPLOYMENT
Age 35                    COUNSEL.
                          Mr. Bienstock has been Managing Director, Human
                          Resources and Employment Counsel since January 1999.
                          Mr. Bienstock served as First Vice President,
                          Director of Human Resources and Employment Counsel of Ambac and Ambac Assurance from February 1997 to
                          January 1999. Mr. Bienstock joined Ambac from the
                          Bristol Myers-Squibb Corporation, where he served as a Director of Human Resources from February 1996 to
                          February 1997. From September 1993 to February 1996,
                          Mr. Bienstock was an associate with the New York law firm of Proskauer Rose LLP. Prior to joining
                          Proskauer, from April 1992 to September 1993, Mr.
                          Bienstock was an Assistant General Counsel for the Mayor's Office of Labor Relations for the City of
                          New York.


                          MANAGING DIRECTOR AND GENERAL COUNSEL.
KEVIN J. DOYLE            Mr. Doyle was named Managing Director and General
Age 43                    Counsel of Ambac in January 2000. Mr. Doyle is
                          Ambac's chief legal officer. Since January 1996, Mr.
                          Doyle has also served as the Managing Director and General Counsel of the Specialized Finance Division of Ambac Assurance. Mr. Doyle served as First Vice
                          President and General Counsel of the Specialized
                          Finance Division of Ambac Assurance from July 1995 to January 1996. From July 1991 to July 1995, Mr.
                          Doyle served as a Vice President and Assistant
                          General Counsel of Ambac Assurance. Mr. Doyle joined
                          Ambac Assurance from the New York law firm LeBoeuf,
                          Lamb, Greene & MacRae in 1991.

HOW WE COMPENSATE EXECUTIVE OFFICERS

  The tables on pages 13 through 16 show salaries, bonuses and other compensation paid during the last three years, options granted in 1999, options exercised in 1999 and option values as of year-end 1999 for the Chief Executive Officer and our next four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE


                                                                   LONG-TERM
                                      ANNUAL COMPENSATION     COMPENSATION AWARDS
                                     --------------------- -------------------------
                                                           RESTRICTED   SECURITIES    ALL OTHER
                                                              STOCK     UNDERLYING   COMPENSATION
  NAME AND PRINCIPAL POSITION   YEAR SALARY($)(1) BONUS($) UNITS($)(2) OPTIONS(#)(3)  ($)(4)(5)

-------------------------------------------------------------------------------------------------
  PHILLIP B. LASSITER           1999   $560,000   $750,000  $333,350      250,063      $52,340
   Chairman, President and      1998    560,000    840,000         0      187,811       50,200
   Chief Executive Officer      1997    530,000    660,000         0      100,000       47,534

  DAVID L. BOYLE                1999    300,000    281,250   125,030       20,000       28,040
   Vice Chairman--              1998    300,000    300,000         0      100,000       18,300
   Portfolio Risk               1997    197,308    275,000         0       30,000            0
   Management Group

  ROBERT J. GENADER             1999    310,000    487,500   216,650       63,888       28,973
   Vice Chairman--              1998    310,000    525,000         0       81,098       27,900
   Financial Insurance          1997    275,000    400,000         0       60,000       24,664
   Business Group

  FRANK J. BIVONA               1999    245,000    240,000   106,650       47,150       22,615
   Executive Vice               1998    245,000    260,000         0       42,820       22,050
   President and Chief          1997    225,000    220,000         0       36,000       20,179
   Financial Officer--
   Finance and Investment
   Group

  JOSEPH V. SALZANO(/6/)        1999    225,000    125,000         0       18,000       20,829
   Executive Vice               1998    225,000     80,000    80,000        4,000       20,250
   President and General        1997    215,000    200,000         0       10,000       19,283
   Counsel

--------------------------------------------------------------------------------
 (1) Mr. Boyle did not join Ambac until March 1997. The information in the Summary Compensation Table only shows compensation we actually paid.
      Mr. Boyle's annualized salary was $270,000 for 1997.

 (2) Pursuant to the Ambac Deferred Compensation Sub-Plan of the 1997 Equity Plan (the "SUB-PLAN"), the Compensation and Organization Committee paid 25% of each executive officer's bonus for 1999 in restricted stock units ("RSUS"). Amounts shown in this column are based on the market value of the underlying Common Stock on the date of grant (January 24, 2000) and do not reflect the discount attributed to such value by the Committee to take account of vesting requirements, restrictions on transfer and other limitations. See page 26 for more detailed descriptions of these awards made pursuant to the Sub-Plan. As dividends are paid on the common stock, dividend equivalents are accrued on the RSUs as additional RSUs and vest according to the same schedule.

  For 1998, the Committee determined that Mr. Salzano's bonus would be paid partly in cash and partly in RSUs. The RSUs granted to Mr. Salzano for 1998 were scheduled to vest in two equal installments on the first and second anniversaries of the date of grant, which was January 26, 1999. In connection with Mr. Salzano's resignation from Ambac (described below in footnote 6 on page 14), the second installment of RSUs was forfeited and Ambac has made a payment to Mr. Salzano of $40,000 in lieu thereof. See page 22 for a fuller description of the arrangements relating to Mr. Salzano's resignation.

  The total number of RSUs held by the named executive officers as of December 31, 1999, and the total value of these RSUs (based on the $52.1875 per share New York Stock Exchange closing price of the common stock on Friday, December 31, 1999), were as follows: Mr. Lassiter-- 442,545 RSUs ($23,095,317); Mr. Genader--85,143 RSUs ($4,443,400); Mr.
  Bivona--46,023 RSUs ($2,401,825); and Mr. Salzano--1,459 RSUs ($76,142).

 (3) The number of securities underlying options for 1998 and 1999 includes restoration options. Restoration options were awarded upon the exercise of stock options in accordance with Ambac's Restoration Option Program. For the specific breakdown of option and restoration option grants made in 1999, please refer below to the table on page 15 under "Option Grants in 1999." For a more detailed description of our Restoration Option Program, please see footnote 3 under the "Option Grants in 1999" table on page 15.

 (4) The column called "ALL OTHER COMPENSATION" includes the amounts that Ambac contributed or credited on behalf of the named officers in 1999 to (a) our Savings Incentive Plan (the "SIP"), and (b) our Non-Qualified SIP. We credit amounts that we are precluded from contributing to the SIP because of limitations under the Internal Revenue Code to accounts that we maintain under Ambac's Non-Qualified SIP.

                                                                  CREDITS TO THE
                                                    CONTRIBUTIONS NON-QUALIFIED
                                                     TO THE SIP        SIP
                                                    ------------- --------------
   Mr. Lassiter....................................    $14,400       $37,940
   Mr. Boyle.......................................     13,350        14,690
   Mr. Genader.....................................     12,933        16,040
   Mr. Bivona......................................     13,603         9,012
   Mr. Salzano.....................................     14,200             0


 (5) In 1999, in lieu of crediting an additional amount to Mr. Salzano's Non-Qualified SIP account, Ambac paid $6,629 to Mr. Salzano in cash.

 (6) Mr. Salzano resigned as General Counsel effective January 18, 2000 and as an Executive Vice President effective February 11, 2000. See page 22 for a description of the arrangements relating to Mr. Salzano's resignation. Kevin J. Doyle replaced Mr. Salzano as General Counsel effective as of January 18, 2000. Please see page 12 under "Executive Officers" for Mr. Doyle's biography.

                             OPTION GRANTS IN 1999


                                                INDIVIDUAL
                                                  GRANTS
                       ---------------------------------------------------------------------------
                       NUMBER OF SECURITIES                 PERCENT OF
                  UNDERLYING OPTIONS GRANTED(#)            TOTAL OPTIONS
                       ---------------------------------    GRANTED TO                             GRANT DATE
                                           RESTORATION     EMPLOYEES IN     EXERCISE    EXPIRATION   PRESENT
         NAME            OPTIONS(1)        OPTIONS(3)          1999      PRICE($/SH)(2)    DATE    VALUE($)(4)
--------------------------------------------------------------------------------------------------------------
  Phillip B. Lassiter           120,000                        13.64%      $55.25000     1/26/06   $2,061,600
                                                   34,567       3.93        54.53125      3/3/03      502,259
                                                   30,487       3.47        54.53125     4/26/04      509,133
                                                   29,387       3.34        54.53125      5/1/05      547,480
                                                   35,622       4.05        54.53125     4/23/03      663,638
  David L. Boyle                 20,000                         2.27        55.25000     1/26/06      343,600
  Robert J. Genader              60,000                         6.82        55.25000     1/26/06    1,030,800
                                                    3,888        .44        57.03125     1/24/00       11,703
  Frank J. Bivona                40,000                         4.55        55.25000     1/26/06      687,200
                                                    7,150        .81        53.84375     1/24/00       33,391
  Joseph V. Salzano              18,000                         2.05        55.25000     1/26/06      309,240

--------------------------------------------------------------------------------

 (1) Options awarded to the named executive officers by the Compensation and Organization Committee were long-term incentive awards granted on January 26, 1999. Each executive officer's options will vest in three equal installments (on the first, second and third anniversaries of the date of grant). Vesting is accelerated upon retirement, death or permanent disability. Generally, all of the executive officers' options will expire seven years from the date of grant or, earlier, if employment terminates.

 (2) The exercise price per share is the fair market value of the common stock on the date of grant. We determine this by calculating the average of the high and low price of Ambac common stock on the New York Stock Exchange on the date of grant.

 (3) Restoration options were received upon the exercise of stock options in accordance with Ambac's Restoration Option Program. A restoration option is awarded automatically when the underlying option is exercised by tendering shares of common stock to pay the exercise price. Each restoration option will vest one year from the date of grant and has the same exercise and transfer provisions as its underlying option.

 (4) We calculated these values by using the Black-Scholes stock option pricing model as follows:

   FOR THE JANUARY GRANTS. The model, as we applied it, uses the grant date of January 26, 1999 and the fair market value on that date of $55.25 per share as we discussed above. The model also assumes: (a) a risk-free rate of return of 4.59% (which was the yield on a U.S. Treasury Strip zero coupon bond with a maturity that approximates the term of the option);
   (b) a stock price volatility of 25.97% (calculated using month-end closing prices of Ambac common stock on the New York Stock Exchange for the period beginning with January 31, 1996 and ending as of the end of the month preceding the grant date); (c) a constant dividend yield of 0.72% based on the quarterly cash dividend rate at the time of grant on Ambac common stock; and (d) an exercise date, on average, of 5.5 years after grant.

   FOR THE RESTORATION OPTION GRANTS. We use the following assumptions in applying the model for each Restoration Option Grant: (a) a risk-free rate of return equal to the yield on grant date of a U.S. Treasury Strip zero coupon bond with a maturity that approximates the term of the option; (b) stock price volatility of Ambac common stock calculated using month-end closing prices of Ambac common stock on the New York Stock Exchange for the three year period prior to the grant date; (c) a constant dividend yield based on the quarterly cash dividend rate at the time of grant on Ambac common stock; and (d) exercise of the restoration option at the end of its term.

   WE DID NOT ADJUST THE MODEL FOR NON-TRANSFERABILITY, RISK OF FORFEITURE, OR VESTING RESTRICTIONS. THE ACTUAL VALUE (IF ANY) AN EXECUTIVE OFFICER RECEIVES FROM A STOCK OPTION WILL DEPEND UPON THE AMOUNT BY WHICH THE MARKET PRICE OF AMBAC COMMON STOCK EXCEEDS THE EXERCISE PRICE OF THE OPTION ON THE DATE OF EXERCISE. THE HYPOTHETICAL VALUES ARE PRESENTED PURSUANT TO SEC RULES AND THERE CAN BE NO ASSURANCE THAT THE AMOUNT STATED AS "GRANT DATE PRESENT VALUE" WILL ACTUALLY BE REALIZED.

       AGGREGATED OPTION EXERCISES DURING 1999 AND YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED            IN-THE-
                                                         OPTIONS HELD AT        MONEY OPTIONS HELD AT
                       NUMBER OF SHARES                 DECEMBER 31, 1999     DECEMBER 31, 1999 ($)(1)
                         ACQUIRED ON       VALUE    ------------------------- -------------------------
         NAME              EXERCISE     REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
-------------------------------------------------------------------------------------------------------
  Phillip B. Lassiter      320,000      $10,357,488   187,812      350,062    $1,481,257   $1,071,863
  David L. Boyle                 0                0    45,000      105,000       566,875      697,500
  Robert J. Genader         25,521          442,677   270,431      120,554     6,790,203      621,036
  Frank J. Bivona           20,000          691,875   186,970       82,483     4,910,971      381,456
  Joseph V. Salzano              0                0   167,501       50,999     4,871,754      834,144

--------------------------------------------------------------------------------
 (1) This valuation represents the difference between $52.1875, the closing price of Ambac common stock on the New York Stock Exchange on Friday, December 31, 1999, and the exercise price of the stock options. "In-the-money" stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date.


THE PENSION PLAN

  Ambac's Pension Plan is a defined benefit pension plan intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

  . In general, officers and employees of Ambac and its subsidiaries become participants in the Pension Plan after one year of service. All executive officers participate in the Pension Plan. Non-employee directors of Ambac and our subsidiaries are not eligible to participate in the Pension Plan.

  . Benefits under the Pension Plan vest after five years. Upon normal retirement at age 65, a retired employee receives an annual pension from the Pension Plan, subject to a statutory limit. The Pension Plan also contains provisions for early retirement and survivor benefits.

  The table on page 17 illustrates the annual pension benefits payable to executive officers under the Pension Plan. The table also reflects the excess and supplemental benefit plans that we have established to provide retirement benefits over Internal Revenue Code limitations. We calculated the benefits before offsetting (a) an employee's primary Social Security benefit and (b) benefits payable under the retirement plan of Citibank, N.A., Ambac's former parent company (the "CITIBANK PLAN"). Benefits shown in the table reflect a straight life form of annuity benefit. If payment is made in the form of a joint and survivor annuity, the annual amounts of benefit could be substantially below those illustrated.

                                            TOTAL YEARS OF SERVICE AT RETIREMENT
                       --------------------------------------------------------------------
    AVERAGE          YEARS OF
    COVERED         SERVICE AT
  COMPENSATION   TRANSITION DATE     10       15       20       25        30         35
-------------------------------------------------------------------------------------------
   $  200,000           30              NA       NA       NA       NA $  120,000 $  130,000
                        15              NA $ 60,000 $ 70,000 $ 80,000     90,000    100,000
                         0        $ 20,000   30,000   40,000   50,000     60,000     70,000
-------------------------------------------------------------------------------------------
      500,000           30              NA       NA       NA       NA    300,000    325,000
                        15              NA  150,000  175,000  200,000    225,000    250,000
                         0          50,000   75,000  100,000  125,000    150,000    175,000
-------------------------------------------------------------------------------------------
    1,000,000           30              NA       NA       NA       NA    600,000    650,000
                        15              NA  300,000  350,000  400,000    450,000    500,000
                         0         100,000  150,000  200,000  250,000    300,000    350,000
-------------------------------------------------------------------------------------------
    1,500,000           30              NA       NA       NA       NA    900,000    975,000
                        15              NA  450,000  525,000  600,000    675,000    750,000
                         0         150,000  225,000  300,000  375,000    450,000    525,000
-------------------------------------------------------------------------------------------
    2,000,000           30              NA       NA       NA       NA  1,200,000  1,300,000
                        15              NA  600,000  700,000  800,000    900,000  1,000,000
                         0         200,000  300,000  400,000  500,000    600,000    700,000




SERVICE                   For service on or after January 1, 1992, the annual
FROM 1992                 retirement benefit is equal to 1% (without an offset
                          for any Social Security benefits) of an employee's
                          Average Compensation (as described in the next sentence) multiplied by the employee's years of credited service. "Average Compensation" is defined, generally, as average annual base salary (which, in the case of executive officers identified in the Summary Compensation Table on page 13, is the amount shown under the column called "SALARY") for the five highest consecutive paid years of the ten years of employment preceding retirement.


SERVICE                   For service prior to January 1, 1992, the annual
BEFORE 1992               retirement benefit is equal to 2% (with an offset
                          for Social Security benefits) of an employee's
                          Average Compensation (determined as if the employee retired on December 31, 1991) multiplied by years of credited service up to 30.


YEARS OF SERVICE          In view of the change in the formula for determining
                          benefits under the Pension Plan that became effective as of January 1, 1992 (the "TRANSITION
                          DATE"), we prepared the above table to show the benefits payable depending on how many years of service the executive officer would have:

                          .  prior to the Transition Date, and

                          .  at Retirement.

                          In order to simplify the chart, we show only 0, 15 and 30 years of service at Transition, since those values cover the range for our executive officers.

                          The years of credited service under the Pension Plan (including credit for years of past service under the Citibank Plan) as of December 31, 1999 for executive officers named in the Summary Compensation Table were as follows: Mr. Lassiter--30 years, Mr. Boyle--3 years, Mr. Genader--25 years, Mr. Bivona-- 22 years and Mr. Salzano --13 years.

                          The benefits payable under the Pension Plan to employees who receive credit for years of past service under the Citibank Plan will be reduced by the amount of any benefits payable under the Citibank Plan.

EMPLOYMENT AGREEMENT WITH THE CHIEF EXECUTIVE OFFICER

IN GENERAL                Ambac's employment agreement with Mr. Lassiter
                          provides that he shall serve as the Chairman, President and Chief Executive Officer and as a director.

                          . The agreement has a two year term, which is extended on a daily basis, until Ambac or Mr. Lassiter terminates it.

                          . Mr. Lassiter is to receive a base salary at a rate of not less than his current rate.

                          . He is to participate in bonus arrangements under which he is eligible to earn an annual bonus based on Ambac's achieving certain performance goals to be established by the Board.

SUPPLEMENTAL              Mr. Lassiter has a supplemental pension benefit that
PENSION BENEFIT           will be based on the benefit formula of the Pension
                          Plan that was in effect until the end of 1991. The formula, however, will take into account his bonus compensation (including that portion of his bonus paid in RSUs) and will be determined without giving effect to provisions of the Internal Revenue Code that limit the amount of compensation that may be taken into account in calculating benefits and the amount of annual benefits that may be paid. Mr.
                          Lassiter's supplemental pension benefit will be reduced, however, to take account of enhancements in Ambac's contributions to the Savings Incentive Plan
                          ("SIP") that we introduced in 1992.

PAYMENTS AND              If Mr. Lassiter's employment is terminated other
BENEFITS                  than for "Cause" (as we define it below), or if he
                          resigns for "Good Reason" (as we define it below), Mr. Lassiter will:


--  AFTER                 .  receive, for the remainder of the term (which
 TERMINATION OR              typically would be for two years), compensation
 RESIGNATION                 at an annualized rate equal to the sum of his
                             base annual salary and target bonus at the time of termination;

                          . be fully vested in all awards under the 1991 Stock Incentive Plan and the 1997 Equity Plan;

                          . receive a lump-sum payment equal to the amount that we would have contributed to his account under the SIP and any nonqualified plan we maintained during the two years following termination;

                          . be credited with an additional two years of service under the Pension Plan; and

                          . continue to participate in all Ambac medical and other welfare plans for a limited time following termination.

--  AFTER                 All stock options and other awards under the 1997
 CHANGE                   Equity Plan that are made to Mr. Lassiter after
 IN CONTROL               January 1, 1998 will vest in full upon the
                          occurrence of a "Change in Control" (as we define it below), whether or not his employment is subsequently terminated.

                          In addition, if Mr. Lassiter's employment terminates following a Change in Control, his severance amount would be calculated and paid in the same manner as we describe below under "Management Retention Agreements with Executive Officers."

                          Mr. Lassiter would also be entitled to the "gross up" payment described in that section.

OTHER                     Mr. Lassiter will be subject to certain restrictions
RESTRICTIONS              prohibiting him from engaging in competition with
                          Ambac or any of our subsidiaries (except that these restrictions will not apply following a Change in Control) and from divulging any confidential or proprietary information he obtained while he was our employee.

MANAGEMENT RETENTION AGREEMENTS WITH EXECUTIVE OFFICERS

IN GENERAL                We have entered into management retention agreements
                          with each of our executive officers (other than Mr.
                          Lassiter) to provide for payments and certain benefits if they are terminated following a "Change in Control" (as we define it below).

PAYMENTS AND              If there is a Change in Control and, within three
BENEFITS AFTER            years of the Change in Control, the executive's
CHANGE IN CONTROL         employment is terminated by Ambac or its successor
                          other than for "Cause" (as we define it below), or if the executive resigns for "Good Reason" (as we define it below), the executive will:

                          . receive cash payments equal to two times the sum of (a) the executive's highest annual base salary and (b) the product of the executive's highest bonus percentage (as a percentage of base salary) times his highest base salary;

                          . be fully vested in all stock options and other awards under the 1991 Stock Incentive Plan and the 1997 Equity Plan;

                          . receive a lump-sum payment equal to the amount that we would have contributed to the executive's account under the SIP and any nonqualified plan we maintained during the two years following termination;

                          . be credited with an additional two years of service under the Pension Plan; and

                          . continue to participate in Ambac's medical and other welfare benefits programs for a limited time following termination.

                          All stock options and other awards under the 1997 Equity Plan that are made to executive officers after January 1, 1998 will vest in full upon the occurrence of a Change in Control, whether or not the executive's employment is subsequently terminated.

                          The agreements also provide for a "gross up" payment in an amount that is intended to make the executive whole, on an after-tax basis, for any excise tax (but not any other tax) imposed on the payments described above.

DEFINITIONS

  The following definitions are used in the Management Retention Agreements and the Employment Agreement with the Chief Executive Officer described above:


"CHANGE IN                A "Change in Control" generally occurs if:

CONTROL"
                          .  an individual, entity or group acquires
                             beneficial ownership of 20% or more of the outstanding common stock. Acquisitions by Ambac and its affiliates or any employee benefit plan that they sponsor and certain acquisitions by persons who owned at least 15% of the outstanding shares of common stock on January 31, 1996 are not considered a change in control;

                          . the individuals who, as of January 29, 1997, constitute the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of these members or their successors whose election was so approved or recommended, cease for any reason to constitute at least a majority of the Board; or

                          . our stockholders approve a merger or similar business combination, or a sale of all or substantially all of Ambac's assets, unless the Ambac stockholders immediately prior to the completion of the transaction will continue to own at least 70% of outstanding shares and voting power of the corporation that results from the transaction.

                          "Cause" for an executive's termination generally
"CAUSE"                   includes:

                          . the willful commission of acts that are dishonest and demonstrably and materially injurious to Ambac;

                          .  the conviction of certain felonies; or

                          . a material breach of any of the executive's agreements concerning confidentiality and proprietary information.

                          An executive's termination will not be considered to have been for Cause unless at least three-quarters of the members of the Board adopt a resolution finding that the executive has engaged in conduct that constitutes Cause as defined in the agreement.


"GOOD REASON"             An executive will generally have "Good Reason" to
                          terminate his employment if:

                          . there is substantial adverse change in the executive's duties or responsibilities;

                          . the office of the executive is relocated more than 25 miles from the location where the executive worked immediately prior to the Change in Control; or

                          . Ambac fails to honor its obligations under the agreement.

                          During a 30-day period following the first anniversary of a Change in Control, a resignation by the executive for any reason will be considered a termination for Good Reason.

ARRANGEMENT WITH FORMER EXECUTIVE OFFICER

  Joseph V. Salzano, an executive officer named in the Summary Compensation Table, resigned as General Counsel effective as of January 18, 2000 and as Executive Vice President effective as of February 11, 2000. On December 29, 1999, Ambac entered into an Agreement and Release covering the terms of Mr. Salzano's departure.

  The Agreement provides that Mr. Salzano will remain as an Executive Vice President until February 11, 2000 to assist Ambac in the transition and as an employee of Ambac until April 28, 2000. Mr. Salzano will be paid his base salary through April 28, 2000 and will be paid severance in an amount equal to one year's salary in effect at the time of his resignation as an employee. The Agreement also provides Mr. Salzano with certain additional benefits. These benefits include: (i) a bonus for 1999 as set forth in the Summary Compensation Table; (ii) $40,000 in lieu of restricted stock units granted to him in January 1999 which will expire upon his resignation; (iii) the acceleration of the vesting of 1,333 stock options granted in January 1998 and 12,000 stock options granted in January 1999; and (iv) three months of executive outplacement services, which if not used by September 30, 2000 will be forfeited. In return for the aforementioned benefits, Mr. Salzano provided Ambac with a reasonable period of time to ensure an effective and smooth transition of responsibilities to our new General Counsel. Additionally, Mr. Salzano agreed to extensive restrictions with respect to non-competition, non-disclosure of proprietary information, non-solicitation of current or former Ambac employees and prohibition of acts detrimental to Ambac, its employees and directors or its products.

REPORT ON EXECUTIVE COMPENSATION FOR 1999 BY THE COMPENSATION AND ORGANIZATION COMMITTEE

  The Compensation and Organization Committee of the Board administers Ambac's executive compensation program. The members of the Committee are independent non-employee, non-affiliated directors. The Committee has furnished the following report on executive compensation for 1999:

WHAT IS OUR EXECUTIVE COMPENSATION PHILOSOPHY?

  The Committee has designed Ambac's executive compensation program to support what we believe to be an appropriate relationship between executive pay and the creation of stockholder value. To emphasize equity incentives, we link a significant portion of executive compensation to the market performance of Ambac common stock. The objectives of our program are:

  . To support a pay-for-performance policy that differentiates bonus amounts among all executives based on both their individual performance and the performance of Ambac;

  . To align the interests of executives with the long-term interests of stockholders through stock option and restricted stock unit awards whose value over time depends upon the market value of Ambac's common stock;

  . To provide compensation comparable to that offered by other leading companies in our industry, enabling Ambac to compete for and retain talented executives who are critical to our long-term success; and

  . To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.

WHAT IS OUR POSITION ON MAXIMIZING THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION?

  In 1997, our stockholders approved the 1997 Executive Incentive Plan ("EIP") and the 1997 Equity Plan. We designed these plans to allow Ambac to receive a tax deduction for incentive compensation payments to our Chief Executive Officer and our other four most highly paid executive officers. Without these qualifying performance-based plans, Ambac could not deduct incentive compensation payments to the extent the amounts paid to any of these executive officers in any year exceeded $1 million.

  The Committee intends to pursue a strategy of maximizing the deductibility of the compensation we pay to our executives. However, we intend to retain the flexibility to take actions that we consider to be in the best interests of Ambac and our stockholders and which may be based on considerations in addition to tax deductibility.

WHAT ARE THE ELEMENTS OF EXECUTIVE COMPENSATION?

  We compensate our executives through base salary, bonus paid in cash (or a combination of cash and restricted stock units), and long-term incentive awards in the form of stock options. We target total compensation for our executive officers so that at least 60% (and in the case of the Chairman, 75%) consists of bonus and long term incentive awards. In this way, a significant portion of the value ultimately realized by the executives will depend upon Ambac's performance and can be considered "at risk."

  Our executives participate in a retirement plan, health plan, savings incentive plan and other voluntary benefit plans that we make available to all Ambac employees generally. We also provide our executives with a nonqualified savings incentive plan and a voluntary deferred compensation arrangement, which are similar to those typically offered to executives by the corporations with which we compete for talent.

  Ambac has also entered into management retention agreements with our executive officers to provide for certain payments and other benefits if they are terminated following a change in control of Ambac. These agreements, and the employment agreement with Ambac's Chief Executive Officer, which includes comparable change in control provisions, are discussed elsewhere in the Proxy Statement.

HOW DID WE DETERMINE BASE SALARIES FOR 1999?

IN GENERAL               We annually review the base salaries of our executives
                         to determine if adjustments are appropriate to ensure that their salaries are competitive and that they reflect the executive's increased responsibilities as Ambac grows.

                         For executives other than the Chief Executive Officer, we also consider the recommendations of Mr. Lassiter, Ambac's Chairman, President and Chief Executive Officer.


COMPARATIVE DATA         In conducting our review for 1999, we considered
                         comparative data prepared by both Ambac's senior human resources officer and by Johnson Associates, Inc., the Committee's outside consultant for executive compensation.

                         The comparison group we chose for compensation purposes (the "COMPARISON GROUP") consisted mainly of our competitors in the financial guarantee insurance industry. The index we chose for our performance graph was the Investor's Business Daily Insurance Property/Casualty/Title Index. This was the publicly available index that we found best corresponded to our business and included the greatest number of companies in the Comparison Group. The performance graph follows this Report in the Proxy Statement.

                         We obtained data for the Comparison Group from a number of sources, including proxy statements, public information available from regulatory agencies and surveys by consulting firms. We used this comparative data as a benchmark in reaching our own determination of what were appropriate salary levels for our executives.

BASE SALARIES            Although data for the Comparison Group supported an
OF THE                   annual increase in base salaries for 1999, the
EXECUTIVES               Committee accepted Mr. Lassiter's recommendation to
                         maintain base salaries for all Ambac executives at the 1998 rate. We note that the base salaries of our executives (excluding the Chief Executive Officer) are generally at or below the median for salaries of executives in the Comparison Group. The base salary for each of the named executive officers is reported in the "Summary Compensation Table" elsewhere in the Proxy Statement.

BASE SALARY              In light of our decision not to increase the base
OF THE                   salaries of Ambac's executives, the Committee did not
CHIEF EXECUTIVE          increase the base salary of Mr. Lassiter for 1999. Mr.
OFFICER                  Lassiter's base pay therefore remained at the 1998
                         level of $560,000. We note that Mr. Lassiter's base salary in 1999 was still in the top quarter for salaries of chief executive officers in the Comparison
                         Group.

HOW DID WE DETERMINE BONUSES FOR 1999?

1999 OVERALL             In January 2000, the Committee evaluated Ambac's
PERFORMANCE              performance during 1999 under each of the nine
                         categories set out in the EIP: return on equity; net income/core earnings growth; total return to stockholders; expense management; risk management;
                         market share; industry leadership/image building; new products/initiatives; and organizational development/corporate culture. We did not weight the categories but instead arrived at an overall "grade" for corporate performance. We determined Ambac's overall performance to be extremely strong based especially on its excellent performance in the categories of return on equity, net income/core earnings growth, expense management, market share, new products/initiatives and organizational development/corporate culture.


BONUSES                  The Committee awarded bonus compensation for 1999 to
FOR THE                  each executive based on the executive's scope of
EXECUTIVES               responsibility, individual performance and specific
                         contribution to Ambac's overall performance. We again considered the Chief Executive Officer's recommendations and also took into account the comparative data. The bonus for each of the named executive officers is reported in the "Summary
                         Compensation Table" elsewhere in the Proxy Statement.

                         In July 1999, the Committee adopted the Ambac Senior Officer Deferred Compensation Sub-Plan of the 1997 Equity Plan for all executive officers and managing directors. Under the Sub-Plan, 25% of each executive officer's bonus is paid in RSUs unless the executive officer has satisfied the stock ownership target under the Ambac Stock Ownership Program. An executive who has met the ownership target may elect to receive 25% of their bonus in the form of RSUs. Each executive officer other than Mr. Salzano is receiving 25% of his bonus in the form of RSUs. Bonus amounts are reported in the Summary Compensation Table elsewhere in this Proxy Statement.

                         The value we ascribed to the RSUs awarded under the Sub-Plan for 1999 was based on a 25% discount from the market value of Ambac's common stock on the date of grant. The Committee decided to discount these RSUs in order to account for vesting requirements and restrictions on transfer of the RSUs. Accordingly, the value we ascribed to the RSUs differs from the amounts reported in the Summary Compensation Table under the column headed "Annual Compensation--Restricted Stock Units", as those amounts, in accordance with SEC requirements, are based on the market price of the Common Stock on the date of grant.



BONUS                    At our meeting in January 1999, the Committee selected
FOR THE                  Mr. Lassiter as the only executive to participate in
CHIEF EXECUTIVE          the EIP. We then established a formula under the EIP
OFFICER                  for determining Mr. Lassiter's bonus for the
                         performance year. The formula emphasized return on equity, net income growth and core earnings growth.

                         In January 2000, we applied the formula and awarded Mr. Lassiter a bonus of $1,000,000. Pursuant to the terms of the EIP, we did not have the authority to award a bonus of more than $1,000,000 although the exceptional performance for 1999 and Mr. Lassiter's leadership may have warranted more. Pursuant to the Sub-Plan, Mr. Lassiter elected to receive 25% of his bonus in the form of RSUs having the terms described above.

                         For 2000, we again selected Mr. Lassiter as the only executive officer to participate in the EIP.

WHAT WERE THE LONG-TERM INCENTIVE AWARDS IN 1999?

1999 GRANTS              In 1999, we provided long-term incentive awards for
                         executives by granting stock options. As we did for 1998 and 1997, we again limited the term of the stock options to seven years. The number of stock options awarded to each of the executives (including Mr.
                         Lassiter) was in the top quarter of recent awards given by companies within the Comparison Group. The number of stock options awarded to each of the named executive officers is reported in the "Option Grants in 1999" table elsewhere in the Proxy Statement.

STOCK                    Upon the recommendation of the Chief Executive
OWNERSHIP                Officer, the Committee has decided to increase and
GUIDELINES               expand our stock ownership guidelines to apply to all
                         managing directors and executive officers. The guidelines set an appropriate level of ownership of Ambac stock (based on the market value of Ambac common stock) as a multiple of the officer's total cash compensation (base salary plus cash bonus). The multiple ranges from a high of seven times total cash compensation (in the case of Mr. Lassiter) to a low of one and one-half times total cash compensation for managing directors.

                         The Committee believes these guidelines have the positive effect of further aligning the interests of the executives with all stockholders.

                               THE COMPENSATION AND ORGANIZATION COMMITTEE

                                            Richard Dulude, Chairman
                                            Michael A. Callen
                                            Renso L. Caporali
                                            W. Grant Gregory
                                            C. Roderick O'Neil

March 27, 2000

PERFORMANCE GRAPH

  The graph below compares the five-year total return to stockholders (stock price appreciation plus reinvested dividends) for Ambac common stock with the comparable return of two indexes: the Standard & Poor's 500 Stock Index and the Investor's Business Daily Insurance--Property/Casualty/Title Index.

  The graph assumes that you invested $100 in Ambac common stock and in each of the indexes on December 31, 1994, and that all dividends were reinvested. Points on the graph represent the performance as of the last business day of each of the years indicated.


                                 [LINE GRAPH]

<CAPITION>
                                          12/31/94   12/31/95    12/31/96    12/31/97    12/31/98   12/31/99
Ambac Financial Group, Inc.                $100.0     $127.5      $182.6      $255.4      $336.6     $294.1
S&P 500 Index                              $100.0     $137.6      $169.2      $225.6      $290.1     $351.1
IBD-INS. Property/
  Casualty/Title Index                     $100.0     $141.0      $148.6      $182.1      $145.4     $110.8

  If you had invested $100 in Ambac common stock on the date of our Initial Public Offering (July 18, 1991), your investment would have grown to approximately $550 by the end of 1999. This compares with a $100 investment growing to approximately $465 in the S&P 500 Index and to approximately $140 in the IBD Insurance Index.

  For this computation, we assumed that all dividends were reinvested, just as we did for the five-year total return comparison above.

                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1: ELECT SEVEN DIRECTORS

  The Board has nominated seven directors for election at the Annual Meeting. Each nominee is currently serving as one of our directors. Ms. Considine was appointed as a director in March 2000. If you re-elect them, they will hold office until the next annual meeting or until their successors have been elected.

  As we noted above, each nominee also serves as a director of Ambac Assurance.

  We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

                                    NOMINEES

PHILLIP B. LASSITER       CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
Age 56                    (since 1991) AND PRESIDENT (since 1992) of Ambac and
Director since            Ambac Assurance. Mr. Lassiter joined Ambac in 1991
1991                      from Citibank, where he was a member of the Policy
                          Committee and Finance Committee and served as Deputy
                          Sector Head for Citibank's North American investment and corporate banking activities. Mr. Lassiter also serves as a director of Diebold Inc.

MICHAEL A. CALLEN         PRESIDENT, AVALON ARGUS ASSOCIATES, LLC (financial
Age 57                    consulting) since April 1996. Mr. Callen was Special
Director since            Advisor to the National Commercial Bank located in
1991                      Jeddah in the Kingdom of Saudi Arabia from April
                          1993 through April 1996. He was an independent consultant from January 1992 until June 1993, and an Adjunct Professor at Columbia University Business
                          School during 1992. He was a director of Citicorp and Citibank and a Sector Executive for Citicorp from 1987 until January 1992. Mr. Callen also serves as a director of Intervest Corporation of New York and Intervest Bancshares Corporation.

RENSO L. CAPORALI         RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF
Age 67                    GRUMMAN CORPORATION (defense and aerospace). Dr.
Director since 1995       Caporali was Senior Vice President of Raytheon
                          Company (electronics, aircraft, engineering and construction) from April 1995 until he retired in May 1998. Previously, Dr. Caporali had retired in
                          June 1994 as Chairman and Chief Executive Officer of
                          Grumman Corporation. He was Chairman
                          and Chief Executive Officer of Grumman Corporation from July 1990 until June 1994 and Vice Chairman of
                          Grumman Corporation from 1988 to July 1990. Dr.
                          Caporali also serves as a director of Bank of Akron.

JILL M. CONSIDINE         CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE
Age 55                    DEPOSITORY & TRUST CLEARING CORPORATION since
Director since            November 1999 and Chairman and Chief Executive
March 2000                Officer of The Depository Trust Company (securities
                          depository and clearing house) since January 1999.
                          Prior to joining The Depository Trust Company, Ms.
                          Considine served as the President of the New York
                          Clearing House Association, L.L.C. from 1993 to
                          1999. Ms. Considine served as a Managing Director,
                          Chief Administrative Officer and as a member of the Board of Directors of American Express Bank Ltd., from 1991 to 1993. Prior to that, Ms. Considine served as the New York State Superintendent of Banks from 1985 to 1991. Ms. Considine also serves as a director of the Atlantic Mutual Insurance Companies and The Interpublic Group of Companies, Inc.

RICHARD DULUDE            RETIRED VICE CHAIRMAN OF CORNING INCORPORATED
Age 67                    (diversified manufacturing). Mr. Dulude was Vice
Director since            Chairman of Corning Incorporated from November 1990
1992                      until he retired in April 1993. Mr. Dulude was Group
                          President of Corning Incorporated from 1983 until
                          1990. Mr. Dulude also serves as a director of Landec
                          Corporation.

W. GRANT GREGORY          CHAIRMAN OF GREGORY & HOENEMEYER, INC. (merchant
Age 59                    banking) since 1988. Mr. Gregory retired in 1987 as
Director since            Chairman of the Board of Touche Ross & Co., now
1991                      Deloitte and Touche. Mr. Gregory also serves as a
                          director of DoubleClick Inc., an Internet advertising company. In addition, Mr. Gregory serves as a director of three private companies: yClip.com, an e-commerce enabled incentives company;
                          zUniversity.com, an online network for higher education; and Class.com, an Internet leader in accredited distance learning.

C. RODERICK O'NEIL        CHAIRMAN, O'NEIL ASSOCIATES (formerly Greenspan
Age 69                    O'Neil Associates) (investment and financial
Director since            consulting) since 1984. Mr. O'Neil also serves as a
1991                      director of Fort Dearborn Income Securities, Inc.,
                          Beckman Coulter, Inc. and Cadre Institutional
                          Investors Trust.


The Board recommends that you vote "FOR" the election of all seven nominees for director.

PROPOSAL 2: AMEND 1997 EXECUTIVE INCENTIVE PLAN

  We are asking you to approve amendments to our 1997 Executive Incentive Plan that will (i) increase the maximum incentive amount that may be awarded to any participant under the Plan; (ii) redefine the "Covered Employees" performance goals set forth in the Plan; and (iii) extend the term of the Plan to January 1, 2005.

THE PROPOSED              We adopted the 1997 Executive Incentive Plan in May
AMENDMENTS                of 1997 in order to ensure that incentive
                          compensation paid to our most senior executives would remain fully deductible to Ambac in light of provisions of the Internal Revenue Code that otherwise might limit the deductibility of these payments. The Plan currently provides that the maximum incentive amount that may be earned under the Plan by a Participant during a Performance
                          Period of one year or less is $1.0 million and during a Performance Period of more than one year is $3.0 million.

                          Since 1997, Ambac, under Mr. Lassiter's leadership, has experienced dynamic growth that has exceeded the Compensation and Organization Committee's expectations at the time the Plan was adopted. Although required to reassess the Plan and submit it for stockholder approval every five years, the Committee believes that it is necessary to amend the Plan this year so that the Committee will be able to adequately compensate our most senior executives in the event that Ambac's strong performance continues.

                          For 1999, the Committee designated Mr. Lassiter as the only officer eligible to earn a bonus under the Plan. Early in 1999, the Committee established a grid that generated different amounts of incentive compensation depending on Ambac's performance on the various performance criteria provided for in the Plan. Following the end of the year, the Committee found that if it applied its grid, Mr. Lassiter would have been entitled to incentive compensation of up to $1.12 million. The Plan, as currently in effect, has limited the Committee to awarding Mr. Lassiter $1.0 million, notwithstanding the Committee's belief that Ambac's growth and exceptional return on equity in 1999 warranted an award of a greater amount. In order to ensure that the Committee has the ability to compensate Ambac's top executives in a manner that is competitive with industry practice and responsive to Ambac's performance, the Board is requesting that the maximum aggregate incentive amount that may be awarded under the Plan be increased from $1.0 million to $2.0 million for any Performance Period of one year or less, and that the maximum incentive amount that may be earned under the Plan for any Performance Periods of more than one year be increased from $3.0 million to $6.0 million.

                          The Committee has also realized that some of the performance goals listed in Section 4(d) of the Executive Incentive Plan no longer correspond to the ways in which the Committee believes it is appropriate to evaluate Ambac's performance. In particular, the Committee believes that core earnings/operating earnings growth is a better measure than net income growth to determine how well Ambac's businesses are growing. In addition, the Committee reviews certain areas of Ambac's performance which are not currently articulated in the Plan's existing Performance Goals. For example, the Committee considers not only industry leadership (as provided for in the Plan) but also image building. It considers not only the development of new products but also other types of initiatives. It reviews not only the organizational development of Ambac but also its more general corporate culture. Accordingly, the Committee has recommended that the performance goals of the Plan be amended to correspond more closely to the types of performance goals that the Committee currently examines when it is awarding executive compensation.

                          Finally, the Committee has recommended, in light of its recommendations to revise the maximum incentive amounts and the performance goals, that the term of the Plan be extended from January 1, 2002 to January 1, 2005.

                          Upon the recommendation of the Committee, the Board, therefore, is proposing amendments to the Plan (i) to increase the maximum incentive amount that may be awarded under the Plan for a Performance Period of one year or less to $2.0 million and for all Performance Periods of more than one year to $6.0 million, (ii) to revise the Performance Goals in
                          Section 4(d) of the Plan, and (iii) to extend the term of the Plan to January 1, 2005. The text of the Plan sections to be amended are set forth below. Additions to the existing Plan document are in bold face, while deleted provisions are crossed out.

                          "4. Awards.

                          (c) Payment of Awards; Maximum Limitation. Anything in this Plan to the contrary notwithstanding, (i) the maximum aggregate incentive amount that may be earned under the Plan by a Participant for all Performance Periods of one year or less beginning in any given fiscal year of the Company shall be $2,000,000, and
                          (ii) the maximum aggregate incentive amount that may be earned under the Plan by a Participant for all Performance Periods of more than one year beginning in any given fiscal year of the Company shall be $6,000,000.

                          (d) Performance Goals. For purposes of this Plan, the performance goals from which the Committee shall establish Performance Targets applicable to specific Performance Periods shall be limited to the following:

                          (i) return on equity;

                          (ii) core earnings/operating earnings growth;

                          (iii) total return to stockholders;

                          (iv) expense management;

                          (v) risk management;

                          (vi) market share;

                          (vii) industry leadership/image building;

                          (viii) new products/initiatives; and

                          (ix) organizational development/corporate culture;

                          each of which may be established (x) on a corporate-wide basis or with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures, or, where applicable, (y) on a relative or an absolute basis or (z) on a per share or an aggregate basis."

                          "7. Effective Date; Term


                          Unless earlier terminated in accordance with Section 8 below, no award shall be made under the Plan with respect to Performance Periods beginning after January 1, 2005."

We describe below the other principal terms of the 1997 Executive Incentive Plan. None of these terms will be affected by the proposed amendments.

ELIGIBILITY               The Committee will select participants for the
                          Executive Incentive Plan at the start of each annual or other performance period from among Ambac's executive officers, senior officers and key employees. For 2000, the Committee has designated
                          Phillip B. Lassiter, Ambac's Chairman, President and
                          Chief Executive Officer, as the only participant in the Executive Incentive Plan.

ADMINISTRATION            The Plan is administered by the Committee. At the
                          beginning of a performance period, the Committee will establish the performance targets and specify the relationship between performance targets and the award. The Committee will also determine the maximum award which may be earned by each executive.

                          Following the completion of the performance period, the Committee must certify in writing whether the applicable performance targets have been achieved and specify the incentive amounts, if any, payable to executives. The Committee may reduce (but may not increase) the incentive amount payable to take into account additional factors that the Committee deems relevant to assess individual or corporate performance.

PAYING AWARDS             The Committee will determine whether awards will be
                          paid in cash, in the form of stock awards or restricted stock units issued under the 1997 Equity
                          Plan (or another stock-based compensation plan of Ambac), or in any combination. If the Committee determines that an award will be paid in the form of stock awards or restricted stock units, then for purposes of determining the number of shares of common stock subject to an award, the Committee may value the shares at a discount to reflect any restrictions or conditions. The discount may not exceed 50% of the fair market value of the shares as of the date of determination.

TERMINATION OF            If an executive's employment terminates during a
EMPLOYMENT                performance period by reason of death, disability or
                          retirement (or with the approval of the Committee), the executive will receive a pro rata payment based upon: the amount of time the executive was employed during the performance period and the degree to which the Committee determines that the performance targets have been achieved prior to the termination.
                          If an executive's employment terminates during a performance period for any other reason, the executive will not be entitled to an award.

AMENDMENT                 The Board or Committee may amend or terminate the
AND TERMINATION           1997 Executive Incentive Plan at any time. However,
                          no action will be taken without stockholder approval to the extent necessary to continue to qualify the amounts payable to covered employees as performance-based compensation under 162(m) of the Internal
                          Revenue Code.


 The Board recommends that you vote "FOR" the Amendments to the 1997 Executive
                                Incentive Plan.


PROPOSAL 3: RATIFY SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR 2000

  We are asking you to ratify the Board's selection of KPMG LLP, certified public accountants, as independent auditors for 2000. The Audit Committee recommended the selection of KPMG to the Board. KPMG has served as the independent auditors of Ambac Assurance since 1985 and of Ambac since our incorporation in 1991.

  A representative of KPMG will attend the Annual Meeting to answer your questions.

  We are submitting this proposal to you because the Board believes that such action follows sound corporate practice. If you do not ratify the selection of independent auditors, the Board will consider it a direction to consider selecting other auditors for next year. However, even if you ratify the selection, the

Board may still appoint new independent auditors at any time during the year if it believes that such a change would be in the best interests of Ambac and our stockholders.


 The Board recommends that you vote "FOR" ratification of the selection of KPMG
                     LLP as independent auditors for 2000.


                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

  If you wish to submit proposals to be included in our 2001 proxy statement, we must receive them on or before Friday, December 1, 2000. Please address your proposals to: ANNE G. GILL, CORPORATE SECRETARY, AMBAC FINANCIAL GROUP, INC., ONE STATE STREET PLAZA, NEW YORK, NEW YORK 10004.

  Under our By-laws, if you wish to nominate a director or bring other business before the stockholders:

  . You must notify the Corporate Secretary in writing not less than 60 days nor more than 90 days before the annual meeting.

  . If we give you less than 70 days' notice of the meeting date, however, you may notify us within 10 days after the notice was mailed or publicly disclosed.

  . Your notice must contain the specific information required in our By-laws.

  Please note that these requirements relate only to matters you wish to bring before your fellow stockholders at an annual meeting. They do not apply to proposals that you wish to have included in our proxy statement.

  If you would like a copy of our By-laws, we will send you one without charge. Please write to the Corporate Secretary of Ambac.

                                   By order of the Board of Directors,

                                            /s/ Anne G. Gill

                                              Anne G. Gill
                              First Vice President, Corporate Secretary and
                                        Assistant General Counsel

March 31, 2000

                                [LOGO OF AMBAC]

                   ONE STATE STREET PLAZA, NEW YORK, NY 10004

                                    Vote by Telephone
                                    Have your proxy card available when you call the Toll-Free number 1-800-250-9081 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

                                    Vote by Internet
                                    Have your proxy card available when you
                                    access the website http://www.votefast.com.
                                    You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

                                    Vote by Mail
                                    Please  mark,  sign  and date  your  proxy
                                    card  and  return  it in the  postage-paid
                                    envelope   provided   or   return  it  to:
                                    Corporate  Election  Services,   P.O.  Box
                                    1150, Pittsburgh, Pennsylvania  15230

--------------------------------------------------------------------------------
   Vote by Telephone          Vote by Internet             Vote by Mail
Call Toll-Free using a     Access the Website and        Return your proxy
   Touch-Tone phone            Cast your vote           in the postage-paid
    1-800-250-9081         http://www.votefast.com       envelope provided
--------------------------------------------------------------------------------
                       Vote 24 hours a day, 7 days a week!

    Your telephone and internet vote must be received by 11:59 p.m. eastern daylight time on May 9, 2000 to be counted in the final tabulation.

  If you vote by telephone or internet, please do not send your proxy by mail.

         ====================================================
              Your Control Number is:
         ====================================================


                      Proxy must be signed and dated below.
         - Please fold and detach card at perforation before mailing. -


AMBAC FINANCIAL GROUP, INC.                                              PROXY
--------------------------------------------------------------------------------

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on May 10, 2000. The undersigned hereby appoints Phillip
B. Lassiter, Frank J. Bivona and Anne G. Gill, and each of them, proxies, with power of substitution, to vote all shares of Common Stock of Ambac Financial Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 10, 2000 at 11:30 a.m., local time, at Ambac's executive offices, One State Street Plaza, New York, New York, and at any adjournments of the Annual Meeting. The proxies have the authority to vote as directed on the reverse side of this card with the same effect as though the undersigned were present in person and voting. The proxies are further authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting. The undersigned revokes all proxies previously given to vote at the Annual Meeting.


                            Sign here as name(s) appears to the left.




                            ----------------------------------------------------
                            IMPORTANT: Please sign EXACTLY as your name(s) appears on the left. Joint owners should each sign. If you are signing as an executor, administrator, trustee, guardian, attorney or corporate officer, please give your full title.

                            Date:                                        , 2000
                                  --------------------------------------

[X] Please mark your vote as in this example.

Please indicate below how you wish your shares to be voted. Unless you indicate otherwise, your proxy will vote "FOR" all of the Proposals on this card. We cannot vote your shares unless you sign, date and return this card.

the board of directors recommend that you vote "for" all proposals.

1.  Election of Directors
          Nominees:      (01)  Phillip B. Lassiter  (02)  Michael A. Callen
                         (03)  Renso L. Caporali    (04)  Jill M. Considine
                         (05)  Richard Dulude       (06)  W. Grant Gregory
                         (07)  C. Roderick O'Neil

    [_] FOR all nominees listed above.              [_] WITHHOLD AUTHORITY
        (Except as listed to the contrary below.)       to vote for all nominees
                                                        listed above.

        To withhold authority to vote for any individual nominee, write that nominee's name or number below:

                                                          FOR   AGAINST  ABSTAIN
2.  Amend the 1997 Executive Incentive Plan..........     [_]     [_]      [_]
3.  Ratify Selection of KPMG LLP as independent
     auditors for 2000...............................     [_]     [_]      [_]